OPTION AGREEMENT

This AGREEMENT dated this 1st day of April 2003, between Production Specialties Co., Inc., a California Corporation (the "Optionor") and Barola Oil & Gas Co. Inc., a Nevada Corporation (the "Optionee").

WHEREAS:

1.     The Optionor currently owns a 5.3% working interest, in the prospect area known as Triangle T Ranch, the referenced Producing Wells being known as the Triangle T 1-28; 1-29; 1-33; 2-33, located in Madera County in the State of California (the "Prospect Wells");

2.     The Optionor has estimated that the Producing wells are likely to be valued at $3,392,700.00 (see attached) and deemed commercial. Also included are rights to participate for it’s proportionate share of all lands and seismic for future development of this project.

3.     The Optionee desires to acquire an option to acquire a working interest in the Prospect Wells and future lands of not less than 5% and not more than 50% of the Grantor’s working interest (the "Subject Interest") on the terms and subject to the conditions set forth in this Agreement;

4.     The Optionor desires to grant the Optionee the Subject Interest on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the premises and covenants contained in this agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.     Effective Date and Option Period

               1.01.     This Agreement is effective from the date written above to the date on which the Prospect Wells are ready for drilling or 18 months, whichever occurs first (the "Option Period")

2.     Grant of Option

               2.01.     For and in consideration of the sum of twenty five thousand ($25,000) dollars, non refundable (the "Initial Option Payment") payable to
                            NANCO, the Optionor hereby grants the Optionee the exclusive right to acquire the Subject Interest in the Prospect Wells in an amount of not less than 5% and not more than 50% of the Optionor’s working interest in the Prospect Wells; and suture seismic and lands.

3.     Purchase Price and Related Items

               3.01.     Purchase Price. The purchase price (the "Purchase Price") for the Subject Interest shall be determined prior to or upon the expiry of the Option
                            Period in accordance with the percentage interest that the Optionee elects to purchase. The purchase price shall be thirty four thousand
                            ($34,000.00) dollars per percentage point.

               3.02.     Upon exercising the option, the Optionee shall become liable for its proportionate share of the all costs associated with drilling, completion, facilities, lands, leasing, and seismic as declared and estimated by the authority for expenditure (the "AFE"), and any and all additional costs relating to said Prospect Wells which are joint interest billed ("JIB’d") proportionately to all working interest owners, which shall correspond to the interest percentage acquired by the Optionee hereunder. Once option has been exercised, optionee shall have the benefit of accepting its acquired

1

                            proportionate share relating to proceeds from the sale of hydrocarbons from said prospect. All payments shall be distributed from Optionor to
                            Optionee.

               3.03.     In the event the Optionor receives a bonified offer of greater value which Optionor shall grant Optionee 30 days the right to accept or refuse those terms given by third party. If the offer is not accepted by Optionee this agreement shall be null and void.

4.      Exercise of Option

               4.01.     The Option shall be exercised, if at all, by the giving of written notice (the "Exercise Notice") by the Optionee to the Optionor stating of the
                            Optionee’s election to acquire the Subject Interest , including the actual interest percentage to be purchased at any time during the Option
                            Period and for a period ending ten business days following receipt by the Optionee of written notice from the Optionor stating that the wells are ready for drilling or ten business days following the expiry of 12 months from the date of this agreement (collectively the "Termination Date");

               4.02.     The Exercise Notice shall set forth the date on which the closing shall occur (the "Closing Date"), provided that in no event shall the Closing
                            Date be later than thirty (30) days after the Termination Date;

5.      Closing

               5.01.      The Closing ("Closing") of the sale and purchase provided herein shall be consummated through the execution by the parties of a purchase and sale agreement on or before 1:00 p.m. Pacific Time on the Closing Date.

6.      Representation and Warranties of the Optionor

               6.01.     The Optionor shall use its best commercially reasonable efforts to prepare or have prepared the Prospect Well for drilling;

7.      Representations and Warranties of the Optionee

               7.01.      The Optionee represents and warrants that each of the statements contained in this paragraph are correct and complete as of the date of this
                             Agreement and will be correct and complete as of the Closing Date (as though made then as though the Closing Date were substituted for the date of this Agreement);

8.     Closing Documents

                 8.01.     Optionor’s Closing Documents. At the Closing, the Optionor shall provide the Optionee with the following documents or instruments (the
                             "Optionor’s Closing Documents"):

               (a)     Such assignments or other appropriate instruments assigning and transferring the Subject Interest to the Optionee;
               (b)     Such other documents as may be required by this Agreement or as may be reasonably required by counsel to the Optionee.

               8.02.      Optionor’s Closing Documents. At the Closing, the Optionee shall provide the Optionor with the following documents or instruments (the
                             "Optionee’s Closing Documents"):

2

                            (a)     The Purchase Price required to be paid by the Optionee pursuant hereto in the form required hereby;
                            (b)     Such assignment or other appropriate instruments assigning and transferring the Subject Interest to the Optionee;
                            (c)     Such documents as may be necessary to reflect the good standing and authority of the Optionee as may be reasonably required by the
                                     Optionor; and
                            (d)     Such other documents as may be required by this Agreement or as may be reasonably required by counsel to the Optionor.

9.      Relationship of the Parties

               9.01.     Except as specifically provided in this Agreement, the Optionee shall not be authorized, empowered or constituted as the agent of the Optionor in any manner; nor is the Optionee authorized or empowered to assume or create any obligation or responsibility whatsoever, expressed or implied, on behalf of or in the name of the Optionor; or is the Optionee authorized or empowered to bind the Optionor in any manner; or
                            authorized or empowered to make any representation, warranty, covenant, agreement or commitment on behalf of the Optionor.

10.      Non-Disclosure

               10.01.    The Optionor and the Optionee each hereby agree, on behalf of itself and its Affiliates as follows:

                             (a)     Neither the Optionor not the Optionee shall at any time or in any manner or fashion, either directly or indirectly, without the prior agreement of the other party divulge, disclose or communicate to any third party or entity whomsoever and of the Confidential
                                       Information (as hereinafter defined), except as may be required by a court of competent jurisdiction in order to comply with the requirements of any law, governmental order or regulation;
                              (b)     The Optionor and the Optionee shall take all reasonable action, which shall be necessary or appropriate, to prevent the unauthorized use and disclosure of any Confidential Information, and to protect the interests of each other in and to the Confidential Information;
                              (c)     The Optionor and the Optionee shall each require their affiliates to abide by the terms of this Agreement and retain all Confidential
                                        Information in strict confidence;
                              (d)     For the purposes of this Agreement, Confidential Information shall be defined as any and all communications, documents and all other information, documents, items or communication related to the Optionor or the Optionee and disclosed by or to the Optionor or the
                                       Optionee;
                              (e)     In the event information becomes available to the Optionor or the Optionee, on a non-confidential basis from a source other than the Optionor, or the Optionee provided that to the best knowledge of the Optionor or the Optionee, such party is not bound by a confidentiality agreement with respect to such information.

11.     Miscellaneous Provisions

                11.01.     This Agreement may not be modified except in writing signed by the parties hereto;

                11.02.     This Agreement shall be considered unique and personal to the parties hereto. Therefore, neither the Optionee nor the Optionor may assign all or any part of the

3

                               obligations undertaken pursuant to this Agreement without first having obtained the prior written consent of the other party hereto;

               11.03.      The parties signing this Agreement represent and warrant that they have the full authority to do so;

               11.04.      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement;

               11.05.      Facsimile signatures on counterparts of this Agreement are hereby authorized and shall be acknowledged as if such facsimile signatures were an original execution;

              11.06.      This Agreement shall be interpreted in accordance with and be governed by laws of the State of California, irrespective of the fact that one or more parties hereto is now or may hereafter be a resident of a different state, jurisdiction or country;

               11.07.      All notices to be given under this Agreement shall be in writing, and may be given, served or made by depositing the same with a recognized overnight delivery service or by delivering the same in person to such party as follows:

If to the Optionor:

Production Specialites Co., Inc.
285 W. Court Street, Suite 204
Woodland, Ca 95776
530-668-5326

If to the Optionee:

Barola Oil & Gas Co. Inc.
6423 112th Avenue S.E.
Newcastle, Washington
USA, 98056
Ph: 206.333.5262

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

OPTIONOR:                      PRODUCTION SPECIALTIES CO., INC.:

/s/ Charlene Scott                 ______________         Per:   /s/ Dero Parker
                       Witness:

____________________________________                                        Per: ____________________________
                        Witness:

OPTIONEE:                       BAROLA OIL & GAS CO. INC.

/s/ Douglas Bolen                                                                                        Per:   /s/ Henry Starek__________
                        Witness:

 /s/ Douglas Bolen                                                                                      Per:                 /s/ Duane Kilburn              _
                        Witness:

4